Exhibit 10.1

EXECUTION VERSION

TENTH AMENDMENT TO WAREHOUSING
CREDIT AND SECURITY AGREEMENT

THIS TENTH AMENDMENT TO WAREHOUSING CREDIT AND SECURITY AGREEMENT (this “Amendment”) is made as of November 2, 2015, by and between WALKER & DUNLOP, LLC (the “Borrower”), BANK OF AMERICA, N.A., as credit agent (in such capacity, the “Credit Agent”), and as the sole lender as of the date hereof under the Loan Agreement (as hereafter defined) (in such capacity, the “Lender”).

R E C I T A L S

The Borrower, the Credit Agent, and the Lender are parties to, among other documents, instruments, and agreements, that certain Warehousing Credit and Security Agreement dated as of September 4, 2012 (as amended, supplemented, or otherwise modified to the date hereof, the “Loan Agreement”).  Capitalized terms used in this Amendment without definition have the meanings specified therefor in the Loan Agreement.

The Borrower, the Credit Agent and the Lender desire to further amend the Loan Agreement on and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Amendment.  Effective on the Effective Date (as hereafter defined), the Loan Agreement is hereby amended by replacing the date “November 2, 2015” where it appears in clause (a) of Section 1.3 with the date “October 31, 2016.”

2.                                      Approved Investors. For the avoidance of doubt, the current Exhibit N to the Loan Agreement (Investors) is attached hereto as Exhibit N, which Exhibit N remains subject to all applicable provisions of the Loan Agreement, including the definition of “Investor” therein.

3.                                      Acknowledgments by Borrower.  The Borrower acknowledges, confirms and agrees that:

(a)                                 This Amendment and the Fee Letter (as hereafter defined) are Loan Documents.

(b)                                 From and after the Effective Date, all references to the Loan Agreement in any Loan Document shall be to the Loan Agreement as amended by this Amendment and as it from time to time hereafter may be amended, supplemented, restated, or otherwise modified.

(c)                                  Except as provided herein, the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect, and the

Borrower hereby (x) ratifies, confirms and reaffirms all and singular of the terms and conditions of the Loan Agreement and the other Loan Documents, and (y) represents and warrants that:

(i)                                     No Default or Event of Default exists as of the date the Borrower executes this Amendment, nor will a Default or Event of Default exist as of the Effective Date.

(ii)                                  The representations and warranties made by the Borrower in the Loan Agreement and the other Loan Documents are true and correct as of the date hereof, and will be true and correct as of the Effective Date, except (A) as to matters which speak to a specific date, (B) for changes in the ordinary course to the extent permitted and contemplated by the Loan Agreement, and (C) as reflected in the Updated Exhibits (as hereafter defined).

(iii)                               The Borrower has the power and authority and legal right to execute, deliver and perform this Amendment, the Fee Letter, and any other documents to be executed and delivered by the Borrower in connection with this Amendment (this Amendment, the Fee Letter, and such other documents, collectively, the “Amendment Documents”), and has taken all necessary action to authorize the execution, delivery, and performance of the Amendment Documents, and the person executing and delivering the Amendment Documents on behalf of the Borrower is, or, as applicable, will be, duly authorized to do so.

(iv)                              This Amendment has been, and all other Amendment Documents will be, duly executed and delivered by the Borrower, and constitutes or will constitute upon their respective execution and delivery, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

(v)                                 Exhibits E, F, G, and J attached hereto (the “Updated Exhibits”) are true, correct, and complete updates as of the Effective Date of the corresponding Exhibits to the Loan Agreement.

(d)                                 The Borrower shall promptly pay upon receipt of an invoice or statement therefor the reasonable attorneys’ fees and expenses and disbursements incurred by the Credit Agent and the Lender in connection with this Amendment and any prior matters involving the Loan.

(e)                                  The Borrower does not have any offsets, defenses, claims, counterclaims or causes of action of any kind or nature against the Credit Agent or any Lender with respect to any of its liabilities and obligations to the Credit Agent or any Lender, and, in any event, the Borrower specifically waives, releases, and forever relinquishes all claims,

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demands, obligations, liabilities, and causes of action of whatever kind or nature, whether known or unknown, at law or in equity, which it has or may have, from the beginning of the world to both the date hereof and the Effective Date, against the Credit Agent, or any Lender or their respective current or former Affiliates, officers, directors, employees, agents, attorneys, independent contractors, and predecessors, together with their successors and assigns, directly or indirectly arising out of or based upon any matter related to the Loan, the Obligations, the Loan Agreement, any other Loan Documents, or the administration thereof.

4.                                      Conditions Precedent.  This Amendment shall be effective upon the satisfaction by the Borrower of, or written waiver by the Credit Agent and the Lender of, the following conditions, and any other conditions set forth in this Amendment , by no later than 4:00 p.m. (Boston time) on the date of this Amendment, as such time and date may be extended in writing by the Credit Agent, in its sole discretion (with the date, if at all, by which such conditions have been satisfied or waived being referred to herein as, the “Effective Date”), failing which this Amendment and all related documents shall be null and void at the option of the Credit Agent:

(a)                                 Delivery by the Borrower to the Credit Agent of the following:

(i)                                     This Amendment, duly executed by the Borrower, the Credit Agent and each Lender.

(ii)                                  A fee letter (the “Fee Letter”) setting forth certain fees to be paid by the Borrower, duly executed by the Borrower.

(iii)                               A copy of the Borrower’s certificate of formation and limited liability company agreement, as amended and in effect on the Effective Date, certified by an appropriate officer of the Borrower.

(iv)                              Such certificates of resolutions or other actions, incumbency certificates and/or other certificates of an authorized officer of the Borrower as the Credit Agent may require evidencing (A) the authority of the Borrower to enter into this Amendment and the other Amendment Documents, and (B) the identity, authority and capacity of each officer of the Borrower authorized to act on its behalf in connection with this Amendment and the other Amendment Documents.

(v)                                 An opinion of counsel to the Borrower in form and substance satisfactory to the Credit Agent.

(vi)                              Such other documents as the Credit Agent or any Lender reasonably may require, duly executed and delivered.

(b)                                 The Borrower shall have paid to the Credit Agent all fees due on or before the Effective Date pursuant to the Fee Letter.

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(c)                                  No Default or Event of Default shall have occurred and be continuing, or will be caused by or result from the Borrower’s execution and delivery of this Amendment and the other Amendment Documents, or the performance by the Borrower of its obligations hereunder or thereunder.

(d)                                 The representations and warranties of the Borrower contained in this Amendment or in any other Amendment Document (i) shall have been true and correct in all material respects on the date that such representations and warranties were made (except for those which expressly relate to an earlier date, which shall be true and correct as of such earlier date), and (ii) shall be true and correct in all material respects on the Effective Date as if made on and as of such date (except for those which expressly relate to an earlier date, which shall be true and correct as of such earlier date).

(e)                                  In addition to all other expense payment and reimbursement obligations of the Borrower under the Loan Agreement and other Loan Documents, the Borrower will, promptly following the receipt of an appropriate invoice therefor, pay or reimburse the Credit Agent and the Lender for all of their respective reasonable out of pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses and disbursements) incurred in connection with the preparation of this Amendment and the other Amendment Documents.

5.                                      Miscellaneous.

(a)                                 This Amendment shall be governed in accordance with the internal laws of the Commonwealth of Massachusetts (without regard to conflict of laws principles) as an instrument under seal.

(b)                                 This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.  Signatures transmitted electronically (including by fax or e-mail) shall have the same legal effect as originals, but each party nevertheless shall deliver originally signed counterparts of this Amendment to each other party, upon request.

(c)                                  This Amendment, together with the other Amendment Documents, constitutes the complete agreement among the Borrower, the Credit Agent, and the Lender with respect to the subject matter thereof and supersedes all prior agreements and understanding relating to the subject matter of this Amendment, and may not be modified, altered, or amended except in accordance with the Loan Agreement.

(d)                                 Time is of the essence with respect to all aspects of this Amendment.

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Executed as a sealed instrument as of the date first above written.

WALKER & DUNLOP, LLC

By	/s/ Stephen P. Theobald
Name:	Stephen P. Theobald
Title:	Executive Vice President, Chief
Financial Officer and Treasurer

BANK OF AMERICA, N.A., as Credit Agent and Lender

By	/s/ Jane E. Huntington
Name:	Jane E. Huntington
Title:	Senior Vice President

[Signature page to Tenth Amendment to Warehousing Credit and Security Agreement]

Exhibit E

Master Credit Facilities

Borrower	Commitment	UPB
Name	Amount	as of September 30, 2015

Milestone	$317,684,000.00	$287,500,854.00

UDR	$250,000,000.00	$224,558,014.74

Benchmark Investments X LLC	$549,000,000.00	$415,524,510.24

ECI Properties Inc.	$100,808,000.00	$80,790,135.57

Exhibit F

Subsidiaries of Walker & Dunlop, LLC

Subsidiary Name	Address	Jurisdiction of Organization	Foreign Qualifications	Percentage of Ownership Interests Held
W&D Balanced Real Estate Fund I GP, LLC	7501 Wisconsin Avenue Suite 1200 Bethesda, MD 20814-6531	Delaware	None	100%
Walker & Dunlop Capital, LLC	7501 Wisconsin Avenue Suite 1200 Bethesda, MD 20814-6531	Massachusetts	Alabama, Florida, Maryland Pennsylvania, Rhode Island, Texas	100%
W&D BE, Inc.	7501 Wisconsin Avenue Suite 1200E Bethesda, MD 20814-6531	Delaware	California Maryland	100%

Exhibit G

Assumed Names

None.

Exhibit J

Lines of Credit and Other Loan Obligations

1.              Warehousing Credit and Security Agreement, dated as of September 24, 2014, as amended, by and among Walker & Dunlop, LLC, as borrower, TD Bank, N.A. and the other lenders party thereto from time to time, and TD Bank, N.A., as credit agent, as amended. Committed amount of $490 million, interest rate of LIBOR plus 1.40%, maturing April 30, 2016.

2.              Credit Agreement, dated as of December 20, 2013, as amended, by and among Walker & Dunlop, Inc., as borrower, the lenders referred to therein, Wells Fargo Bank, National Association, as administrative agent, and Wells Fargo Securities, LLC, as sole lead arranger and sole bookrunner. Original committed amount of $175 million with $168.7 million outstanding (as of September 30, 2015) after amortization, interest at LIBOR plus 4.50% with a LIBOR floor of 1.00%, maturing December 20, 2020.

3.              Amended and Restated Warehousing Credit and Security Agreement, dated as of June 25, 2013, by and between Walker & Dunlop, LLC, as borrower, Walker & Dunlop, Inc., as parent, and PNC Bank, N.A., as lender, as amended. Committed amount of $650 million, interest rate of LIBOR plus 1.40%, maturing June 22, 2016.

EXHIBIT N

List of Investors

As of November 2, 2015

AFL CIO Housing Investment Trust

Amherst Pierpont Securities, LLC (provided that the aggregate amount of obligations of Amherst Pierpont Securities, LLC under all outstanding Purchase Commitments shall not exceed, at any time, $25,000,000)

Banc of America Securities

Barclays Capital

Chimera Investment Corporation

Citigroup/Smith Barney Securities

Credit Suisse Securities

Deutsche Securities

Duncan-Williams, Inc.

Fannie Mae

Freddie Mac

Goldman Sachs Securities

Jefferies & Co.

JP Morgan Securities Inc.

MLPF&S

Mizuho Securities USA, Inc.

Morgan Stanley Securities

Nomura Securities

PNC Bank/PNC Capital Markets

Raymond James & Co.

RBS Securities

Red Capital Markets (limited to GNMA purchases; provided that the aggregate amount of obligations of Red Capital Markets under all outstanding Purchase Commitments shall not exceed, at any time, $15,000,000)

Robert W. Baird & Co.

Wells Fargo Securities